UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.        Other Events.

As previously reported, on May 18, 2018, Cesca Therapeutics Inc. (the “Company”) completed a public offering (the “Offering”) of an aggregate of 6,475,001 units (the "Units") and 2,691,666 pre-funded units (the “Pre-Funded Units”) for a purchase price of $0.60 per unit, resulting in aggregate gross proceeds of approximately $5.5 million. Each Unit consists of one share of the Company's common stock, par value $0.001 per share ("Common Stock"), and one common warrant to purchase one share of Common Stock, and each Pre-Funded Unit consists of one pre-funded warrant to purchase one share of Common Stock and one common warrant to purchase one share of Common Stock.

The Company reports that on June 12, 2018, it had 20,649,147 shares of common stock issued and outstanding. This includes all of the 2,691,666 pre-funded warrants that the Company issued in the Offering, which have been exercised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

Dated: June 12, 2018	/s/ Vivian Liu
Vivian Liu, Chief Operating Officer